1 TRANSITION AND SEPARATION AGREEMENT This Transition and Separation Agreement (this “Agreement”) is entered into as of December 17, 2025 (the “Effective Date”) by and between Gaetano Franceschi (“Executive”) and Skillz Inc. (“Skillz”). WHEREAS, Executive currently serves as Chief Financial Officer of Skillz; WHEREAS, Executive will transition from his position as the Chief Financial Officer of Skillz on the Transition Date (as defined below) to a non-officer employment position in which Executive will provide transition services; WHEREAS, Executive’s employment with Skillz will terminate as of the Termination Date (as defined below); WHEREAS, Executive is a participant in the Skillz Inc. Executive Severance and Change in Control Plan (the “Severance Plan”) and his termination will be considered a Non-CIC Qualifying Termination (as such term is defined in the Severance Plan); and WHEREAS, the payments and benefits set forth in this Agreement are the exclusive payments and benefits to Executive in connection with the ending of Executive’s employment. NOW, THEREFORE, for the promises and covenants set forth herein and for such other good and valuable consideration, the receipt of which is hereby acknowledged, Executive and Skillz enter into this Agreement on the following terms and conditions: 1. Transition and Last Day of Employment. a. Effective as of January 12, 2026 (the “Transition Date”), Executive will transition from his position as Chief Financial Officer of Skillz in a non-officer employment position. As of the Transition Date, and without any further action by the parties, Executive will resign from all director, officer and other positions with Skillz and each of its affiliates and subsidiaries and Executive, solely if requested by Skillz, will execute any additional agreement(s) to effectuate such resignation(s). For the avoidance of doubt, Executive will no longer be the Skillz Chief Financial Officer effective as of the Transition Date and Executive will neither be, nor will Executive represent that he is, a director, officer, attorney, agent, or representative of Skillz or any of its affiliates or subsidiaries for any purpose. b. Executive’s last day of employment with Skillz will be January 31, 2026 (the “Termination Date”). From the Transition Date through the Termination Date, Executive shall: (i) perform such duties as may be assigned to Executive from time to time by Skillz, including transition responsibilities in advance of the Termination Date and (ii) continue to be eligible for compensation and benefits on the same basis as Executive is eligible on the date hereof. After the Termination Date, Executive will no longer be an employee of Skillz or any of its affiliates or subsidiaries. 2. Consideration. In consideration for Executive: (i) signing and not revoking this Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

2 Agreement in accordance with Paragraph 16 hereof; (ii) signing on or after the Termination Date and on or before the seventh (7th) calendar day after the Termination Date, and not revoking, the Reaffirmation attached hereto as Exhibit A in accordance with its terms (such date the Reaffirmation is no longer revocable, the “Reaffirmation Effective Date”); and (iii) continuing to perform Executive’s duties and such transition activities as may reasonably be assigned to Executive through the Termination Date; and provided that Executive is at all times in compliance with Executive’s obligations under this Agreement, Skillz agrees: a. to pay Executive severance in the amount of Three Hundred Thousand Dollars ($300,000) as salary continuation (at the rate of Executive’s base salary as of the Termination Date), less all legally required withholdings and deductions, which amounts shall be paid in accordance with Skillz’s standard payroll practices beginning with the first regular payroll occurring on or within fifteen (15) business days following the Reaffirmation Effective Date (with the first such payment including all amounts accrued since the Termination Date) and continuing for nine (9) months following the Termination Date, provided Executive does not breach Executive’s obligations under this Agreement or revoke this Agreement; b. to the extent Executive was enrolled in a Skillz health plan as of the Termination Date, and timely elects to continue coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) to pay the applicable COBRA premiums based upon the premium rates in effect as of the Termination Date, for nine (9) months following the Termination Date, with any required tax withholdings and other deductions to be withheld from the salary continuation payments under Paragraph 2(a) above; c. grant Executive time-based restricted stock units (“RSUs”) under Skillz’s fiscal 2025 long-term incentive plan, with a grant date value equal to the quotient (rounded up to the nearest full share) of (x÷y), where “x” is $400,000, and where “y” is the 90- calendar day volume-weighted average price for the Skillz’s Class A Common Stock on the New York Stock Exchange as of the trading day prior to January 1, 2025 and such RSUs will be fully vested as of the Termination Date; d. grant Executive performance-based restricted stock units (“PSUs”) under Skillz’s fiscal 2025 long-term incentive plan, with a grant date value equal to the quotient (rounded up to the nearest full share) of (x÷y), where “x” is $400,000, and where “y” is the 90-calendar day volume-weighted average price for the Company’s Class A Common Stock on the New York Stock Exchange as of the trading day prior to January 1, 2025 and such PSUs will be fully vested as of the Termination Date for purposes of the service-based vesting requirements; provided, however, that the PSUs will remain subject to the applicable performance goals and shall be settled based on Skillz’s actual achievement of the performance goals in the same manner and at the same time as for all other executive participants who received 2025 PSUs; e. to pay Executive his earned, but unpaid annual bonus for fiscal year 2025, paid in the same manner and at the same time as for all other executive participants in the annual bonus program; f. that Executive shall be paid for all vacation days that are accrued but unused as of the Termination Date in accordance with the terms of Skillz’s vacation Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

3 policy, less all legally required withholdings and deductions, which amount shall be paid in a lump sum in accordance with Skillz’s standard payroll practices on or within fifteen (15) business days following the Reaffirmation Effective Date or such earlier period as required by applicable law; and g. In the event of any breach of this Agreement by Executive, Skillz’s obligations under this Paragraph 2 shall terminate immediately except as otherwise required by law. If Executive becomes reemployed by Skillz or any of its affiliates at a time that Executive is receiving payments or benefits pursuant to this Paragraph 2, then Skillz’s obligations under this Paragraph 2 shall terminate immediately. 3. No Consideration Absent Execution of This Agreement; No Other Consideration. Executive understands and agrees Executive would not receive the monies and/or benefits specified in Paragraph 2 above, except for Executive’s execution of this Agreement and the fulfillment of the promises contained herein. Executive acknowledges and agrees that, other than as required by applicable law, Executive shall not be entitled to receive any compensation or benefits from Skillz except as provided in Paragraph 2 above. 4. General Waiver and Release of Rights and Claims. a. Rights and Claims Waived and Released. Executive, on Executive’s own behalf and on behalf of Executive’s heirs, executors, administrators, successors, and assigns (collectively referred to throughout the remainder of this Agreement as “Executive”), knowingly and voluntarily releases and forever discharges Skillz and its parent corporation, affiliates, subsidiaries, divisions, shareholders, predecessors, insurers, successors and assigns, and their current and former employees, attorneys, officers, directors and agents thereof, both individually and in their business capacities, and their employee benefit plans and programs and their administrators and fiduciaries (collectively referred to throughout the remainder of this Agreement as “Releasees”), of and from any and all claims, known and unknown, Executive has or may have against Releasees as of the date of execution of this Agreement, including, but not limited to, any claims arising out of or related to any contract between Executive and any Releasee; any alleged violation of Title VII of the Civil Rights Act of 1967, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967 as amended by the Older Workers Benefit Protection Act of 1990 (together, “ADEA”)), the Employee Retirement Income Security Act of 1974 (with respect to unvested benefits), the National Labor Relations Act of 1935 (with respect to rights and claims under Sections 7 and 8, including the right to file an unfair labor practice charge), the Fair Labor Standards Act of 1938 (with respect to rights and claims that may be legally waived and released by private agreement), the Equal Pay Act of 1963, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act of 1993 (“FMLA”), the Americans with Disabilities Act of 1990, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Worker Adjustment and Retraining Notification Act of 1988, the Sarbanes-Oxley Act of 2002, the Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act of 1970, and the Fair Credit Reporting Act of 1970, any and all claims under Nevada administrative statutory or codified law or regulation dealing with fair employment practices and/or wage and hour laws, violation of the Nevada Fair Employment Practices Act, Nevada’s overtime, meal and rest period, and related wage and hour penalty statutes, NRS 608.250 relating to the payment of Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

4 minimum wage for each hour worked, NRS 613.010, related to inducing a person to change their work location under false pretenses, and NRS 613.210, relating to the “blacklisting” of employees; any other federal, state or local civil, human rights, bias, whistleblower, discrimination, retaliation, compensation, employment, labor or other local, state or federal law, regulation or ordinance; any amendments to the foregoing laws; any claim arising under any contract or agreement and any benefit, payroll, compensation or other plan, policy or program; any public policy, contract, third- party beneficiary, tort or common law claim; any claim for bonus or other additional compensation; and any claim for costs, fees, or other expenses including attorneys’ fees. b. Known and Unknown Claims; “Claims” Defined. Executive releases any and all rights, claims, or liabilities arising out of or related to any matter, including, but not limited to, Executive’s employment by or with Skillz, whether known or unknown, which Executive may now have, has ever had, or may in the future have, arising from or in any way connected with any and all matters from the beginning of time through the Effective Date (hereinafter collectively referred to as “Claim” or “Claims”). c. Claims Not Waived or Released. Notwithstanding the foregoing, the general waiver and release contained in this Paragraph 4 does not extend to or affect: (i) Executive’s rights under this Agreement (including, without limitation, Paragraph 2 above); (ii) vested benefits under any employee benefit plan of Skillz; (iii) any right Executive would otherwise have to receive indemnification, advancement of expenses, or directors or officers insurance; or (iv) other rights or amounts required by applicable law. In addition, this Agreement does not require Executive to waive or release any Claims that Executive may have concerning or arising from: (1) acts or conduct occurring after the date Executive signs and reaffirms the Agreement; (2) unemployment insurance benefits; (4) a breach of this Agreement; or (5) any other Claim that cannot be legally waived or released. d. Knowing and Voluntary ADEA Waiver and Release. By signing this Agreement, Executive acknowledges and confirms that: (i) Executive is over the age of forty (40) years and has carefully read this Agreement in its entirety and understands all of its terms and conditions; (ii) Executive knowingly, freely, and voluntarily agrees to all of the terms and conditions set out in this Agreement including, without limitation, the waiver, release, and covenants contained in it; (iii) Executive is signing this Agreement in exchange for good and valuable consideration in addition to anything of value to which Executive is otherwise entitled; (iv) this Agreement does not waive rights or claims that may arise after it is executed; (v) as more fully set forth in Paragraph 16, Executive has been provided with up to twenty-one (21) calendar days to consider whether to execute this Agreement (“Consideration Period”); (vi) although Executive is releasing claims that Executive may have under the ADEA, Executive understands that Executive may challenge the validity of this Agreement under the ADEA before a court, the EEOC, or any other federal, state, or local agency charged with the enforcement of any employment laws; and (vii) any revisions made to this Agreement after it was initially delivered to Executive were either not material or were requested by Executive, and do not re-start the consideration period. Paragraph 16 explains the process for accepting or revoking this Agreement. 5. Acknowledgments and Affirmations. Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

5 a. Executive affirms that Executive has not filed, caused to be filed, and is not presently a party to, any claim or litigation against any of the Releasees. b. Executive also affirms that Executive has been paid and/or has received (or will be eligible to be paid or receive pursuant and subject to the provisions of Paragraph 2 above) all compensation, wages, bonuses, commissions, and/or benefits to which Executive may be entitled. Executive affirms that Executive has been granted any leave to which Executive was entitled under the Family and Medical Leave Act or related state or local leave or disability accommodation laws. Executive affirms that all of Skillz’s decisions regarding Executive’s pay and benefits through the date of Executive’s execution of this Agreement were not discriminatory based on age, disability, race, color, sex, religion, national origin or any other classification protected by law. c. Executive affirms that Executive has not at any time asserted that Executive was subjected to discrimination or harassment in connection with Executive employment by Skillz. d. Executive further affirms that Executive has no known workplace injuries or occupational diseases. e. Executive also affirms that Executive has not divulged any proprietary or confidential information of Skillz (other than as permitted under Paragraphs 6(d) and 9 below) and will continue to maintain the confidentiality of such information consistent with Skillz’s policies, Executive’s agreement(s) with Skillz, and the common law. f. Executive further affirms that Executive has not been retaliated against for reporting any allegations of wrongdoing by Skillz or its officers, including any allegations of corporate fraud. 6. Confidentiality and Return of Property. Except as permitted under Paragraphs 6(d) or 9 below, Executive hereby acknowledges and reaffirms Executive’s agreement to any and all confidentiality, non-disclosure, non-competition, non-solicitation, and any other restrictive covenants contained in Executive’s agreements with Skillz (“Executive’s RCAs”), which Executive agrees survives the Termination Date. For the avoidance of doubt: a. Except as permitted under Paragraphs 6(d) or 9 below, Executive agrees not to disclose any information regarding the underlying facts leading up to or the existence or substance of this Agreement, except to Executive’s spouse, tax advisor, and/or an attorney with whom Executive chooses to consult regarding Executive’s consideration of this Agreement, provided in each case that such individual agrees to maintain the confidentiality of such information. b. Executive affirms Executive will, on or before the Termination Date, return all of Skillz’s property, documents, and/or any confidential information in Executive’s possession or control. Executive also affirms Executive is in possession of all of Executive’s property that Executive had at Skillz’s premises and that Skillz is not in possession of any of Executive’s property. Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

6 c. Executive acknowledges that, as a result of Executive’s employment with Skillz, Executive has come into possession of proprietary and confidential information relating to the business practices and operations, personnel, clients, investors and financial information of Skillz or Skillz’s affiliates. Except as permitted under Paragraphs 6(d) or 9 below, or as otherwise required by court order or subpoena, Executive agrees that Executive will not directly or indirectly use or disclose to any person, firm, or entity any such proprietary and confidential information acquired during Executive’s employment unless authorized in writing to do so by Skillz. d. Misappropriation of a trade secret of Skillz or an affiliate of Skillz in breach of this Agreement may subject Executive to liability under the Defend Trade Secrets Act of 2016 (the “DTSA”), entitle Skillz to injunctive relief, and require Executive to pay compensatory damages, double damages, and attorneys’ fees. Notwithstanding any other provision of this Agreement, Executive hereby is notified in accordance with the DTSA that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (ii) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive is further notified that if Executive files a lawsuit for retaliation by Skillz for reporting a suspected violation of law, Executive may disclose Skillz’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. 7. Non-Disparagement. Except as permitted under Paragraph 9 below, Executive hereby acknowledges and reaffirms Executive’s agreement to Executive’s RCAs. For the avoidance of doubt, Executive hereby agrees that Executive will not make any statement, written or verbal, to any person or entity, including in any forum or media, or take any action that defames or disparages Skillz or the Releasees or would reasonably be expected to defame or disparage Skillz or the Releasees, or that would reasonably be expected to interfere with or disrupt the relationship, contractual or otherwise, between Skillz and the general public and/or any of Skillz’s clients, investors, business partners, or employees, unless such truthful statement is made in connection with a lawful order or subpoena of a court of competent jurisdiction, or is a communication with a governmental agency or law enforcement. Nothing in this Agreement prevents Executive from discussing wages, hours or working conditions, reporting violations of law, as more fully set forth in Paragraph 9, or disclosing or discussing allegations of conduct that would constitute a sexual offense under NRS 179D.097 and would be punishable as a felony if criminal liability were imposed, regardless of whether there was a criminal investigation, prosecution, or conviction related to the conduct, discrimination based on sex by Skillz. 8. Duty of Cooperation. Executive agrees to cooperate with Skillz and its agents regarding: (a) the timely and orderly transfer of Executive’s duties and responsibilities to Skillz in the form of a written transition memorandum submitted to Nicole Singleton, Head of PeopleOps, on or before the Termination Date, if requested by Skillz; (b) any reasonable request from Skillz to assist with the onboarding, orientation, or training of Skillz’s employees; and (c) any investigation, dispute, litigation, or prospective litigation involving Executive and/or Skillz. Executive understands that Executive’s duty of cooperation survives the Termination Date. Executive further agrees to provide truthful information in the form of declarations, testimony, or Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

7 as otherwise reasonably requested by Skillz in any case in which events during Executive’s employment with Skillz may be relevant. Skillz will reimburse Executive for reasonable costs incurred by Executive to comply with these obligations, provided that any and all expenses shall be approved in advance by Skillz. 9. Preservation of Certain Rights. a. Nothing in this Agreement is intended to limit in any way Executive’s right or ability to file a charge or claim of discrimination with the U.S. Equal Employment Opportunity Commission, National Labor Relations Board, Securities and Exchange Commission, U.S. Department of Labor, or other federal, state, or local governmental agency or self-regulatory organization. These agencies have the authority to carry out their statutory duties by investigating the charge, issuing a determination, or taking any other action authorized under the statutes such agencies enforce. Executive retains the right to participate in any such action, provided that Executive hereby waives any right Executive otherwise would have to recover monetary damages in connection with any charge, complaint, or lawsuit filed by Executive or by anyone else on Executive’s behalf. Executive retains the right to communicate with such governmental agencies and self-regulatory organizations, and such communications can be initiated by Executive or in response to a communication from any such agency, and is not limited by any obligation contained in this Agreement. Executive also may make confidential disclosures to an attorney retained by Executive. b. Notwithstanding any provision of this Agreement, nothing herein or in any other agreement prohibits or restricts Executive (or Executive’s attorney) from reporting possible violations of federal, state, or local law or regulation to, or discussing any such possible violations with, any governmental agency or entity or self-regulatory organization, including by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency or self-regulatory organization, including without limitation the Securities and Exchange Commission and the Occupational Safety and Health Administration, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation. c. This Agreement does not in any way restrict or impede Executive from disclosing or discussing allegations of conduct that would constitute a sexual offense under NRS 179D.097 and would be punishable as a felony if criminal liability were imposed, regardless of whether there was a criminal investigation, prosecution, or conviction related to the conduct, discrimination based on sex by Skillz, or retaliation by Skillz for reporting discrimination based on sex, or exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency requiring the disclosure of information regarding the negotiations or terms of this Agreement, provided that such compliance does not exceed that required by the law, regulation, or order. 10. Enforcement. Executive acknowledges and agrees that, by virtue of Executive’s position, services and access to and use of confidential records and proprietary information, any violation by Executive of any of the undertakings contained in Paragraphs 6 or 7 of this Agreement will cause Skillz and/or the Releasees immediate, substantial and irreparable injury for which it Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

8 has or they have no adequate remedy at law. Accordingly, Executive agrees and consents that in the event of any breach or threatened breach of such undertakings, Skillz and the Releasees shall be entitled, without the posting of bond or other security, to an injunction and other equitable relief by a court of competent jurisdiction restraining any further violation or threatened violation. Rights and remedies provided for in this Paragraph 10 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law. 11. Governing Law and Interpretation. This Agreement shall be governed and conformed in accordance with the laws of Nevada without regard to its conflict or choice of law provisions. In the event of a breach of any provision of this Agreement, either party may file suit specifically to enforce any term or terms of this Agreement or to seek any damages for breach. If any provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction, the parties agree the court shall have the authority to modify, alter or change the provision(s) in question to make the Agreement legal and enforceable. If this Agreement cannot be modified to be enforceable, excluding the general release language, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect. If the general waiver and release language is found to be illegal or unenforceable, Executive agrees to execute a binding replacement general waiver and release. 12. Amendment. Except as provided in the preceding Paragraph, this Agreement may not be modified, altered or changed except upon express written consent of both parties wherein specific reference is made to this Agreement. 13. No Admission of Wrongdoing. The parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall be deemed or construed at any time, for any purpose, as an admission by either party of any liability or unlawful conduct of any kind. 14. Entire Agreement. This Agreement, including Exhibit A hereto, sets forth the entire agreement between the parties hereto on the subject matter hereof, and fully supersedes any prior agreements or understandings between the parties on the subject matter hereof. Executive acknowledges that Executive has not relied on any representations, promises, or agreements of any kind made to Executive in connection with Executive’s decision to accept this Agreement, except for those set forth in this Agreement. 15. Resolution of Disputes. Any controversy or claim arising out of this Agreement, or the breach thereof, shall be submitted to an appropriate state or federal court sitting in Nevada. 16. Consideration Period and Revocation. Executive understands that Executive may take up to twenty-one (21) calendar days from the date this Agreement is presented to Executive to consider whether to execute this Agreement and agree to the general release of claims contemplated herein. Executive may choose to execute the Agreement in a shorter time, but if Executive does so, Executive acknowledges that any such execution is done on a knowing and voluntary basis. Executive is advised that Executive has the right to and may wish to consult with an attorney of Executive’s choice prior to execution of this Agreement. Executive may revoke this Agreement for a period of seven (7) calendar days following the day Executive executes this Agreement. Any revocation within this period must be submitted, in writing, to Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

9 PeopleOps@skillz.com, and state, “I hereby revoke my acceptance of the Transition and Separation Agreement.” The revocation must be delivered to PeopleOps@skillz.com such that it is received no later than seven (7) calendar days after Executive’s execution of this Agreement. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Nevada, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday. 17. Compliance with Section 409A. Skillz and Executive intend that this Agreement complies with Section 409A of the Internal Revenue Code of 1986 (the “Code”), where applicable, and this Agreement will be interpreted in a manner consistent with that intention. A termination of employment will not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination qualifies as a “separation from service” within the meaning of Section 409A of the Code and, for purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms will mean “separation from service.” Notwithstanding any other provisions of this Agreement to the contrary, and solely to the extent necessary for compliance with Section 409A of the Code and not otherwise eligible for exclusion from the requirements of Section 409A, if as of the date of Executive’s separation from service from Skillz, (i) Executive is deemed to be a “specified employee” (within the meaning of Section 409A of the Code and the applicable regulations), and (ii) Skillz or any member of a controlled group including Skillz is publicly traded on an established securities market or otherwise, no payment or other distribution required to be made to Executive hereunder (including any payment of cash, any transfer of property and any provision of taxable benefits) solely as a result of Executive’s separation from service will be made earlier than the first day of the seventh month following the date on which Executive separate from service with Skillz. This Agreement is not intended to provide, and should not be relied on for, tax, legal or accounting advice. Executive should consult Executive’s own tax, legal and accounting advisors regarding the terms, payments and benefits provided under this Agreement. 18. Paragraph Headings. Paragraph headings are used herein for convenience of reference only and shall not affect the meaning of any provision of this Agreement. 19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and each of which shall together constitute one and the same agreement. This Agreement will not become enforceable until executed by Skillz. 20. Legal Fees. Each party will be responsible for its own legal fees or costs, if any, incurred in connection with the negotiation and settlement of this Agreement. 21. Competence to Waive Claims. At the time of considering or executing this Agreement, Executive was not affected or impaired by illness, use of alcohol, drugs or other substances or otherwise impaired. Executive is competent to execute this Agreement and knowingly and voluntarily waives any and all claims Executive may have against Releasees. Executive certifies that Executive is not a party to any bankruptcy, lien, creditor-debtor or other proceedings which would impair Executive’s right or ability to waive all claims Executive may have against Releasees. Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

10 EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED THAT EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND HEREBY IS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT FOLLOWING ITS PRESENTATION TO EMPLOYEE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD. HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES AND TO RECEIVE THE PAYMENTS AND BENEFITS IN PARAGRAPH 2, EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, RELEASE, AND SETTLE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES. [SIGNATURE PAGE FOLLOWS] Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

11 [SIGNATURE PAGE TO TRANSITION AND SEPARATION AGREEMENT] IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily executed this Transition and Separation Agreement as of the date set forth below: EXECUTIVE By: __________________________________ Gaetano Franceschi Date: _________________________________ SKILLZ INC. By: __________________________________ Andrew Paradise Chief Executive Officer Date: _________________________________ Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3 12/17/2025 12/17/2025

12 EXHIBIT A REAFFIRMATION OF TRANSITION AND SEPARATION AGREEMENT By my signature below on this Reaffirmation of Transition and Separation Agreement (“Reaffirmation”), I hereby reaffirm the Transition and Separation Agreement, dated December 17, 2025, by and between me and Skillz Inc. (the “Separation Agreement”), which is incorporated herein by reference as if set forth fully. I understand and agree that this Reaffirmation effectuates a complete waiver and release of all rights and claims of whatever kind or nature, whether known or unknown, as described in the Separation Agreement, while extending the timeframe of those waivers and releases to and including the date of my signature below. In addition, I understand and agree that by signing this Reaffirmation, I am waiving and releasing all known and unknown Claims (as that term is defined in the Separation Agreement) that I presently have against any of the Releasees (as that term is defined in the Separation Agreement) under the Age Discrimination in Employment Act of 1967 (“ADEA”), as amended by the Older Workers Benefit Protection Act of 1990. Without limiting the foregoing, I understand and agree that by entering into this Reaffirmation: (i) I am waiving any rights or claims that I might have under the ADEA, as amended by the OWBPA; (ii) I am not waiving any rights or claims that may arise after the date that I execute this Reaffirmation; (iii) as a result of signing this Reaffirmation and not revoking it, I will receive consideration beyond that to which I was previously entitled; (iv) I am hereby advised by Skillz to consult with an attorney before signing this Reaffirmation and I have thoroughly discussed all aspects of the Separation Agreement and this Reaffirmation with an attorney of my choice (at my own expense) to the extent I wished to do so; and (v) I have been offered the opportunity to consider the terms of this Reaffirmation for not less than twenty- one (21) calendar days prior to the execution of this Reaffirmation (and that if I sign this Reaffirmation before the end of the twenty-one (21) calendar day consideration period, I voluntarily will have waived the remainder of that period). I represent that I first received a copy of this Reaffirmation (and the Separation Agreement) on December 17, 2025. I understand that I have up to seven (7) calendar days after signing this Reaffirmation to revoke it, and that this Reaffirmation does not become effective until the seven (7) calendar day revocation period has expired. Any revocation within this period must be submitted, in writing, to PeopleOps@skillz.com, and state, “I hereby revoke my acceptance of the Reaffirmation.” The revocation must be delivered to PeopleOps@skillz.com such that it is received no later than seven (7) calendar days after Executive’s execution of this Reaffirmation. If the last day of the revocation period is a Saturday, Sunday, or legal holiday in Nevada, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday, or legal holiday. If I do not sign this Reaffirmation or if I timely revoke it, I understand and agree that I only will receive One Thousand Dollars ($1,000) of consideration in exchange for signing the Separation Agreement and that I will not receive the consideration described elsewhere in the Separation Agreement (i.e., the consideration described in Paragraph 2 of the Separation Agreement). Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3

13 I am executing this Reaffirmation pursuant to my agreement in the Separation Agreement in exchange for the consideration described in that Separation Agreement that is contingent on my signing and not revoking this Reaffirmation. I understand and agree that this Reaffirmation must be signed after the Termination Date (as that term is defined in the Separation Agreement), returned to Skillz by no later than seven (7) calendar days after the Termination Date, and not revoked within the seven (7) calendar days immediately following the Termination Date, in order for this Reaffirmation to become valid and effective. ACCEPTED AND AGREED TO: EXECUTIVE By: __________________________________ Gaetano Franceschi Date: _________________________________ Docusign Envelope ID: BBEE6334-6FB1-44CE-BBFB-AA3535B62CF3 12/17/2025